EXHIBIT 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2016 of Shopify Inc. of our report dated February 14, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Exhibit incorporated by reference in this Annual Report on Form 40-F.

We also consent to the incorporation by reference in the Registration Statement on Form F-10 (File No. 333-212751) and Form S-8 (File Nos. 333-204568 and 333-211305) of Shopify Inc. of our report dated February 14, 2017 referred to above. We also consent to the reference to us under the heading “Interests of Experts”, which appears in the Annual Information Form included in the Exhibit incorporated by reference in this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statement.

Chartered Professional Accountants, Licensed Public Accountants
Ottawa, Ontario, Canada
February 14, 2017